As filed with the Securities and Exchange Commission on April 4, 2014

Registration No.333-194338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTL Biopharmaceuticals Ltd.

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of registrant’s name into English)

Israel (State of other jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

Herzliya Business Park 85 Medinat Hayehudim St., Building G PO Box 4033 Herzliya Pituach 46140 Israel +972-9-955-7080 (Address and Telephone Number of Registrant’s Principal Executive Offices)	c/o Corporation Trust Company Corporation Trust Center 1209 N. Orange Street Wilmington, DE 19801 800-677-3394 (Name, Address, and Telephone Number of Agent for Service)

Copies to:

Mark McElreath

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Tel: 212-210-9595

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)
Ordinary Shares, par value NIS 0.01 (1)
Warrants to purchase American Depositary Receipts
Units (3)
TOTAL	US$	40,000,000	US$	5,152

NOTES TO CALCULATION OF REGISTRATION FEE TABLE

(1)	A separate registration statement on Form F-6 (Registration No. 333-126696) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon the deposit of ordinary shares registered hereby. Each American Depositary Share represents 20 ordinary shares.
(2)	The Registrant has previously paid this amount in connection with its original filing on March 5, 2014.
(3)	Units will be issued under a unit agreement and will represent an interest of one or more American Depositary Receipts, warrants to purchase American Depositary Receipts or any combination of such securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This amendment two to the Company’s Form F-3 is being filed solely to:

1.	revise the fee calculation table to reference ordinary shares and the Form F-6 filed to register ADR’s;
2.	file as an exhibit a legal opinion from Kantor & Co., Israeli counsel to the Company; and
3.	revise and replace “Legal Matters” with the following:

LEGAL MATTERS

Alston & Bird LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Kantor & Co., Ramat Gan, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law.

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ITEM 9. EXHIBITS

Exhibit Number	Description of Document

1.1	Underwriting Agreement (to be filed as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities)

5.1	Opinion of Alston & Bird LLP

5.2	Opinion of Kantor & Co.

10.1	Form of Warrant

10.2	Consolidated Financial Statements of InterCure Ltd. for the year ended December 31, 2011, and the six months ended June 30, 2012.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd.

23.2	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd.

23.3	Consent of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited

23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.5	Consent of Kantor & Co. (included in Exhibit 5.2)

24.1	Power of Attorney (filed herewith as part of the signature page)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Herzliya, State of Israel, on the 4th day of April, 2014.

XTL Biopharmaceuticals Ltd.

By:	/s/ Joshua Levine
Name: Joshua Levine
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joshua Levine and David Kestenbaum, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of April 2, 2014:

Signatures	Title
/s/ Joshua Levine	Chief Executive Officer
Joshua Levine

/s/ David Kestenbaum	Chief Financial Officer and Chief Accounting Officer
David Kestenbaum

*	Chairman of the Board of Directors
Amit Yonay

*	Non-Executive and External Director
Dafna Cohen

*	Non-Executive and External Director
Jaron Diament

*	Non-Executive Director
Marc Allouche

*	Non-Executive Director
David Bassa

*/s/ Joshua Levine

Attorney in fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, as the duly authorized representative of XTL Biopharmaceuticals Ltd. in the United States, signed this registration statement on April 4, 2014.

XTL Biopharmaceuticals Ltd.

By:	/s/ Joshua Levine
Name: Joshua Levine

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement (to be filed as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities)

5.1	Opinion of Alston & Bird LLP #

5.2	Opinion of Kantor & Co.

10.1	Form of Warrant #

10.2	Consolidated Financial Statements of InterCure Ltd. for the year ended December 31, 2011, and the six months ended June 30, 2012. #

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd. #

23.2	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd. #

23.3	Consent of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited #

23.4	Consent of Alston & Bird LLP (included in Exhibit 5.1) #

23.5	Consent of Kantor & Co. (included in Exhibit 5.2)

24.1	Power of Attorney (filed herewith as part of the signature page)

# Previously filed